EXHIBIT 11.2


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION


                                                           26 weeks ended
                                                     ---------------------------
                                                       April 30,        May 1,
                                                          1995           1994
                                                    -----------      -----------

Net income available for primary EPS .........      $ 5,303,000      $ 9,686,000
                                                    ===========      ===========

Shares per primary EPS .......................       14,268,899       12,671,844
      additional shares issuable .............               30           13,698
                                                    -----------      -----------

                                                     14,268,929       12,685,542
                                                    ===========      ===========


Fully diluted EPS ............................      $      0.37      $      0.76
                                                    ===========      ===========